CONTACT:

Joseph Belanoff
Chief Executive Officer
Corcept Therapeutics
650-327-3270
IR@corcept.com
www.corcept.com

CORCEPT THERAPEUTICS ANNOUNCES $3 MILLION PRIVATE EQUITY FINANCING

MENLO PARK, Calif. (November 15, 2006) – Corcept Therapeutics Incorporated (NASDAQ: CORT) today announced that it has entered into a definitive agreement with certain accredited investors for the private placement of 3,000,000 shares of its common stock at a price of $1.00 per share. Pursuant to the agreement, the investors, who are led by Paperboy Ventures LLC, have irrevocably committed to purchase the shares. Sutter Hill Ventures, a venture capital firm that is currently a significant shareholder in Corcept, and members of the Corcept Board of Directors, Joseph C. Cook, Jr., David L. Mahoney and James N. Wilson, are also investors. The closing date for the financing is expected to occur on or about December 15, 2006 subject to the satisfaction of customary closing conditions.

The Company will use the proceeds of the financing to complete investigations of the results of its Phase 3 clinical trials, for planning the continuation of the clinical development of CORLUX® for the treatment of the psychotic features of psychotic major depression (PMD), and for working capital.

The securities sold and issued in connection with the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. As part of the transaction, Corcept has agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission for purposes of registering the resale of all of the common stock issued in the private placement within two business days following the filing of its Form 10-K for its fiscal year ending December 31, 2006.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of Corcept Therapeutics Incorporated common stock under the resale registration statement will be made only by means of a prospectus.

About Corcept Therapeutics Incorporated

Corcept Therapeutics Incorporated is a pharmaceutical company engaged in the development of drugs for the treatment of severe psychiatric and neurological diseases. Corcept’s lead product, CORLUX, is currently in Phase III clinical trials for the treatment of the psychotic features of PMD. The drug is administered orally to PMD patients once per day for seven days. CORLUX, a potent GR-II antagonist, appears to mitigate the effects of the elevated and abnormal release patterns of cortisol seen in PMD. The Company is also conducting a proof-of-concept study evaluating the ability of CORLUX to mitigate weight gain associated with the use of olanzapine. For additional information about the company, please visit www.corcept.com.

Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to Corcept’s clinical development programs, its spending plans and milestone dates for the financing..  Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements.  For example, there can be no assurances with respect to the commencement, cost, rate of spending, completion or success of clinical trials; there can be no assurance with respect to the consummation of financing activities; financial projections may not be accurate; there can be no assurances that the investigations for the Phase 3 clinical trials will be completed, or that that Corcept will pursue further activities with respect to clinical development of CORLUX.  These and other risk factors are set forth in the Company’s SEC filings, all of which are available from our website (www.corcept.com) or from the SEC’s website (www.sec.gov).  We disclaim any intention or duty to update any forward-looking statement made in this news release.